Exhibit 99.2

CONSENT OF INDEPENDENT DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-4 (as amended from time to time, the “Registration Statement”) of Calisa Acquisition Corp. (the “Company”) as a person who is about to become a director of the Company following the consummation of the transactions contemplated by the Registration Statement. I also consent to the filing of this consent as an exhibit to the Registration Statement.

Dated: June 18, 2026

By:	/s/ Brian Hartzband
Brian Hartzband